AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
BY AND AMONG INTELGENX TECHNOLOGIES CORP. (FKA BIG FLASH
CORPORATION), HORST ZERBE AND INGRID ZERBE

THIS AMENDMENT (this “Amendment”) is executed as of November 8, 2016, by and among IntelGenx Technologies Corp. (fka Big Flash Corporation) (the “Company”), a Delaware corporation, and Horst Zerbe and Ingrid Zerbe (collectively, the “IntelGenx Principals”), together with the IntelGenx Principals’ qualifying transferees (the “Holders”).

RECITALS

WHEREAS, the parties hereto entered into a Registration Rights Agreement, dated April 28, 2006 (the “Registration Rights Agreement”), pursuant to which the Company agreed in certain circumstances to register for resale under the Securities Act of 1933, as amended, certain shares of common stock of the Company issuable to the IntelGenx Principals pursuant to the terms of a Share Exchange Agreement dated April 10, 2006 (the “Share Exchange Agreement”); and

WHEREAS, Joel Cohen was an original party to the Registration Rights Agreement and the Share Exchange Agreement; and no longer holds any exchangeable shares that were issued pursuant to the terms of the Share Exchange Agreement and no longer has any right to receive shares of common stock of the Company issuable pursuant to the terms of the Share Exchange Agreement; and

WHEREAS, the parties hereto now wish to amend the terms of the Registration Rights Agreement in order to amend certain provisions thereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties do hereby agree as follows:

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

2. Amendment. Section 1.2(a) of the Registration Rights Agreement is deleted in its entirety and replaced with the following:

“(a) Demand for Registration. The Holder or Holders holding at least a majority of the Registrable Securities (the "Requesting Holders") shall have the right exercisable two times during the period beginning on the date hereof and ending on April 28, 2026 to request in writing to the Company (the "Registration Request") that the Company effect a registration under the Securities Act of all or part of the Requesting Holders' Registrable Securities (a "Requested Registration"). The Company shall as promptly as practicable file the Requested Registration (and in any event no later than sixty (60) days after receiving a Registration Request) (the "Filing Date") and shall use its best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing (and in any event no later than one hundred twenty (120) days after receiving a Registration Request) (the "Effectiveness Date"), except that in each case the Filing Date and Effectiveness Date may be extended by up to 60 days in the event that the Company is engaged in a bona fide financing transaction, including an underwritten offering, ("Financing Transaction") and the Board of Directors reasonably believes a Requested Registration would cause such Financing Transaction to be terminated;”

3. Entire Agreement; Ratification. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof. Except as expressly amended hereby, the terms of the Registration Rights Agreement are each hereby confirmed and ratified in all respects by the parties hereto and remain in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York without giving effect to principles of conflicts of laws.

5. Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

6. Necessary Action. Each party shall perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INTELGENX TECHNOLOGIES CORP.

By: /s/ Horst G. Zerbe
Name: Horst G. Zerbe
Title: Director, President & CEO

By: /s/ Horst G. Zerbe
Horst G. Zerbe
Number of Shares Covered: 4,238,679.5

By: /s/ Ingrid Zerbe
Ingrid Zerbe
Number of Shares Covered: 5,158,221.5